UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2017

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302, 6 Butler Street Camberwell, VIC, 3124 Australia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 61 03 9882 6723

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

Effective December 29, 2017, Propanc Biopharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Eagle Equities, LLC (“Eagle Equities”), pursuant to which Eagle Equities purchased a convertible promissory note (the “Note”) from the Company in the aggregate principal amount of $532,434.65, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of Eagle Equities at any time. The transactions contemplated by the Purchase Agreement closed on January 2, 2018.

The Note contains an original issue discount of $25,354.03 such that the purchase price is $507,080.62. The maturity date of the Note is December 29, 2018. The Note shall bear interest at a rate of 8% per annum, which interest shall be paid by the Company to Eagle Equities in shares of common stock upon receipt of a notice of conversion by the Company from Eagle Equities at any time.

Additionally, Eagle Equities has the option to convert all or any amount of the principal face amount of the Note, at any time, for shares of the Company’s common stock at a price equal to 60% of the lowest closing bid price (the “Closing Bid Price”) of the Company’s common stock as reported on the OTC Markets Group, Inc. quotation system for the ten prior trading days, including the day upon which the Company receives a notice of conversion from Eagle Equities (the “Conversion Price’). However, in the event that the Company’s common stock is restricted by the Depository Trust Company for any reason, the Conversion Price shall be lowered to 50% of the lowest Closing Bid Price for the duration of such restriction. If the Company fails to maintain a reserve of shares of its common stock at least three times the number of shares issuable upon conversion of the Note for at least 60 days after the issuance of the Note, the conversion discount shall be increased by 10%. Notwithstanding the foregoing, Eagle Equities shall be restricted from effecting a conversion if such conversion, along with other shares of the Company’s common stock beneficially owned by Eagle Equities and its affiliates, exceeds 4.99% of the outstanding shares of the Company’s common stock.

The Note may be prepaid until June 27, 2018. If the Note is prepaid within 60 days of the issuance date, then the prepayment premium shall be 130% of the face amount plus any accrued interest; if the Note is prepaid after 60 days from the issuance date, but less than 120 days from the issuance date, then the prepayment premium shall be 140% of the face amount plus any accrued interest; and if the Note is prepaid after 121 days from the issuance date, but prior to 180 days from the issuance date, then the prepayment premium shall be 150% of the face amount plus any accrued interest.

Upon a transfer of all or substantially all of the assets of the Company, or certain reorganization, merger or consolidation events, Eagle Equities may either request that the Company redeem the Note in cash for 150% of the principal amount, plus any accrued but unpaid interest through the date of redemption, or convert the unpaid principal amount plus any accrued but unpaid interest into shares of the Company’s common stock at the Conversion Price.

Pursuant to the terms of the Purchase Agreement, the Company covenants to pay or reimburse Eagle Equities for any fees and expenses associated with the transactions contemplated by the Purchase Agreement along with other customary covenants, such as maintaining the quotation of the Company’s common stock on its existing quotation system. The Note contains certain events of default, including a change in the majority of the board, failure to timely issue shares upon receipt of a notice of conversion, as well as certain customary events of default, including, among others, a breach of the covenants, insolvency, bankruptcy and failure by the Company to pay the principal and interest due under the Note.

Upon an event of default, interest on the outstanding principal shall accrue at a default interest rate of 24% per annum or at the highest rate permitted by law. In the event that the Company fails to deliver to Eagle Equities shares of common stock issuable upon conversion of principal or interest under the Note within three business days of a notice of conversion by Eagle Equities, including an opinion of counsel, the Company shall incur a penalty of $250 per day the shares are not issued from the fourth to ninth business day after the notice is delivered to the Company and on the tenth day and thereafter, the penalty shall increase to $500 per day.

Additional default penalties include:

●	In the event that the Company loses a bid price for its stock on its marketplace, the outstanding principal under the note shall increase by 20%.

●	In the event that the Company’s common stock is delisted from any exchange or quotation system, or if its trading is suspending for more than ten consecutive days, or if the Company fails to meet its required reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”), the outstanding principal under the note shall increase by 50%.

●	In the event that the Company fails to pay the outstanding principal and interest on the maturity date, then the outstanding principal due under the Note shall increase by 10%.

●	In the event that the Company is delinquent in filing its periodic reports under the Exchange Act and such delinquency continues after the six month anniversary of the Note, then Eagle Equities shall be entitled to use the lowest close bid price during the delinquency period as a base price for the conversion.

Any shares to be issued pursuant to any conversion of the Note shall be issued pursuant to an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”) provided in Section 4(a)(2) of the Securities Act.

The Company used all of the proceeds from the Note to pay off the remainder of its outstanding debt owed to Delafield Investments Limited.

The foregoing descriptions of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and Note, copies of which are filed as Exhibits 10.1 and 10.2 hereto.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Additionally, on December 29, 2017, the Company entered into a one-year consulting agreement (the “Consulting Agreement”) with Alan Morell (the “Consultant”) for certain consulting, advisory and media services. As compensation for such services, the Company agreed to pay (i) an hourly fee, for up to $71,250 of time-based services; (ii) $9,772 for the preparation of certain marketing materials; (iii) an upfront fee of 500,000 restricted shares of the Company’s common stock, with up to 750,000 additional shares to be issued in six months at the Company’s sole discretion, and (iv) a marketing bonus equal to 6% of the value of any: (x) business collaboration with the Company which is identified or introduced by the Consultant; or (y) joint venture, licensing, collaboration or similar monetization or strategic transaction (other than any capital-raising transaction) which is identified or introduced by the Consultant. The Company may, in its sole discretion, pay any of the aforementioned fees in cash or shares of the Company’s common stock. If such fees are paid in stock, the number of shares to be paid shall be calculated by dividing the dollar amount of time (or value of the transaction, as the case may be) invoiced in such pay period by, as of the applicable calculation date, the most recent price at which the Company has sold shares of its common stock (or securities convertible into common stock) in a bona fide public or private financing including third party investors.

Any shares to be issued pursuant to the Consulting Agreement shall be issued pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act.

Item 9.01	Exhibits

(d)	Exhibits.

Exhibit	Description

10.1	Securities Purchase Agreement by and between Propanc Biopharma, Inc. and Eagle Equities, LLC

10.2	8% Convertible Redeemable Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Propanc Biopharma, Inc.

Date: December 5, 2017	By:	/s/ James Nathanielsz
James Nathanielsz
Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer